      As filed with the Securities and Exchange Commission on July 28, 1999
                                                     Registration No. 333-______

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             SLM HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                                  52-2013874
  (State or other jurisdiction of                    (I.R.S. employer
   incorporation or organization)                  identification no.)

                             11600 SALLIE MAE DRIVE
                                RESTON, VA 20193
                                 (703) 810-3000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             MARIANNE M. KELER, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                             SLM HOLDING CORPORATION
                             11600 SALLIE MAE DRIVE
                                RESTON, VA 20193
                                 (703) 810-3000
    (Address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

       DOUGLAS D. SMITH, ESQ.                    RONALD O. MUELLER, ESQ.
     GIBSON, DUNN & CRUTCHER LLP               GIBSON, DUNN & CRUTCHER LLP
        ONE MONTGOMERY STREET                  1050 CONNECTICUT AVE., N.W.
       SAN FRANCISCO, CA 94104                    WASHINGTON, D.C. 20036
           (415) 393-8200                             (202) 955-8500


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] __________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] _________

         If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]


                       CALCULATION OF REGISTRATION FEE(1)
------------------------------------------------------------------------------------------------------

Title of Each Class of Securities                    Proposed Maximum                Amount of
Proposed to be Registered(2)                         Offering Price                  Registration Fee
------------------------------------------------------------------------------------------------------
Debt Securities (3), Common Stock, $0.20 par
value per share (4), Preferred Stock, no par
value, and Warrants...........................       $600,000,000(5)(6)(7)           $166,800

------------------------------------------------------------------------------------------------------



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). Exclusive of accrued interest, if any, on Debt Securities.
(2) Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(3) The Debt Securities to be offered hereunder will consist of one or more series of senior debt securities or subordinated debt securities or any combination thereof, as more fully described herein.
(4) Common Stock is registered primarily for the purpose of allowing flexibility to deliver or make sales of Common Stock in connection with the settlement of privately negotiated equity forward purchase contracts. Common Stock may also be issued upon conversion, exercise or exchange of any Debt Securities, Preferred Stock or Warrants.
(5) No separate consideration will be received for Debt Securities, Common Stock or Preferred Stock that are issued upon the conversion of Debt Securities or Preferred Stock.
(6) In U.S. Dollars or the equivalent thereof in one or more foreign currencies or composite currencies.
(7) Also includes such additional principal amount as may be necessary such that, if Debt Securities are issued with an original issue discount, the aggregate initial offering price of all Debt Securities will equal $600,000,000 less the dollar amount of other securities previously issued.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.
      A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
 WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS EFFECTIVE.
              THIS PROSPECTUS IS NOT AN OFFER TO SELL AND IT IS NOT
           SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE IN
                    WHICH AN OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                              SUBJECT TO COMPLETION
                                  JULY 28, 1999

                             SLM HOLDING CORPORATION

                                  $600,000,000
                                 DEBT SECURITIES
                                 PREFERRED STOCK
                                    WARRANTS

- This prospectus provides you with a general description of the securities we may offer. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

- We are registering shares of our common stock primarily to preserve our flexibility to deliver or sell shares of our common stock in connection with the settlement of privately negotiated equity forward purchase contracts. We may also issue common stock upon conversion, exercise or exchange of any debt securities, preferred stock or warrants.

-       We are required to include the following legend:

                  OBLIGATIONS OF SLM HOLDING CORPORATION AND ANY SUBSIDIARY OF SLM HOLDING CORPORATION ARE NOT GUARANTEED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES OF AMERICA, AND NEITHER SLM HOLDING CORPORATION NOR ANY SUBSIDIARY OF SLM HOLDING CORPORATION IS A GOVERNMENT-SPONSORED ENTERPRISE (OTHER THAN STUDENT LOAN MARKETING ASSOCIATION) OR AN INSTRUMENTALITY OF THE UNITED STATES OF AMERICA.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    This prospectus is dated __________, 1999

                                 TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
About this Prospectus..............................................          2
Where You Can Find More Information................................          2
Forward-Looking Statements.........................................          3
SLM Holding Corporation............................................          4
Use of Proceeds....................................................          4
Ratio of Earnings to Fixed Charges
  and Preferred Stock Dividends....................................          5
Securities We May Offer............................................          5
Description of Debt Securities.....................................          6
Description of Capital Stock.......................................          15
Description of Warrants............................................          17
Plan of Distribution...............................................          19
Legal Matters......................................................          20
Experts............................................................          20


                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement we filed with the SEC using a "shelf" registration process. Under this shelf process, we may sell debt securities, preferred stock and warrants in one or more offerings up to a total dollar amount of $600,000,000. We may sell these securities either separately or in units. We may also issue common stock upon conversion, exchange or exercise of any of the securities mentioned above, and we may sell or deliver our common stock in connection with the settlement of privately negotiated equity forward or equity option transactions we have entered into or may enter into from time to time.

         This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

         The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities we may offer under this prospectus. You can read that registration statement at the SEC's web site or at the SEC's offices mentioned under the heading "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

         We file periodic reports, proxy statements and other information with the SEC. You may inspect and copy these reports and other information at the SEC's public reference facilities in Washington, D.C. (located at 450 Fifth Street, N.W., Washington, D.C. 20549), Chicago (located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661) and New York (located at Seven World Trade Center, 13th Floor, New York, New York 10048). You can also obtain copies of these materials from the SEC's public reference section (located at 450 Fifth Street, N.W., Washington, D.C. 20549) at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. The SEC also maintains a site on the World Wide Web at http://www.sec.gov. This site contains reports, proxy and information statements and other information about registrants that file electronically with the SEC. You can also inspect reports and other information we file at the office of the New York Stock Exchange, Inc. (located at 20 Broad Street, New York, New York 10005), or at our web site at http://www.salliemae.com.

         We have filed a registration statement and related exhibits with the SEC under the Securities Act of 1933. This registration statement contains additional information about us and our securities. You can inspect the registration statement and exhibits without charge at the SEC's office in Washington, D.C. (located at 450 Fifth Street, N.W.), and you may obtain copies from the SEC at prescribed rates.

         The SEC permits us to "incorporate by reference" the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC automatically updates and supersedes this information. Specifically, we incorporate by reference:

         - our annual report on Form 10-K for the fiscal year ended December 31, 1998, which we filed on March 29, 1999 (File Number 1-13251);

         - our quarterly report on Form 10-Q for the quarterly period ended March 31, 1999, which we filed on May 14, 1999 (File Number 1-13251);

         - our current report on Form 8-K, which we filed on June 3, 1999;

         - the description of our common stock in our Form 8-A, which we filed on August 7, 1997 and amended on July 27, 1999 (File Number 1-13251), and any amendments or reports filed for the purpose of updating this description; and

         - all documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before we sell all of the securities offered by this prospectus.

         You may request a copy of these filings at no cost by writing or telephoning us at the following address:

                               Corporate Secretary
                             SLM Holding Corporation
                             11600 Sallie Mae Drive
                                Reston, VA 20193
                                 (703) 810-3000

         You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of these documents.

                           FORWARD-LOOKING STATEMENTS

         This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act . These forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

         Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus.

         You should understand that the following important factors could cause our results to differ materially from those expressed in forward-looking statements:

         - changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations and from changes in these laws and regulations that may reduce the volume, average term, costs and yields on education loans under the Federal Family Education Loan Program or result in loans being originated or refinanced under non-FFELP programs or affect the terms upon which banks and others agree to sell FFELP loans to us;

         - changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, which could reduce demand for our products and services or increase our costs;

         - changes in the general interest rate environment and in the securitization markets for education loans, which could increase the costs or limit the availability of financings necessary to originate, purchase or carry education loans; and

         - interruptions in our operations or others' operations resulting from the inability of computers or other systems to process year 2000-related information, which could impact our liquidity and our ability to obtain, generate or process documents or payments that we receive from or are due to others.

                             SLM HOLDING CORPORATION

         We were formed in 1997 in connection with the reorganization of the Student Loan Marketing Association under the Student Loan Marketing Association Reorganization Act of 1996. We do business under the name "Sallie Mae". Our principal business is financing and servicing education loans. We presently conduct a majority of this business through two wholly owned subsidiaries:
Student Loan Marketing Association, a government-sponsored enterprise chartered by an act of Congress, and Sallie Mae Servicing Corporation, a Delaware corporation. We are the largest non-governmental source of financing and servicing for education loans in the United States.

         Our principal executive offices are located at 11600 Sallie Mae Drive, Reston, VA 20193, and our telephone number is (703) 810-3000.

                                 USE OF PROCEEDS

         Unless the applicable prospectus supplement states otherwise, we will use the net proceeds from the sale of the offered securities for general corporate purposes.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
                            PREFERRED STOCK DIVIDENDS

         The following table sets forth our ratio of earnings to fixed charges and preferred stock dividends for the five years ended December 31, 1998 and the three months ended March 31, 1999 and March 31, 1998.


--------------------------------------------------------------------------------------------------------------------
                                                                                                Three months ended
                                                 Years ended December 31,                             March 31,
--------------------------------------------------------------------------------------------------------------------
                                1994        1995         1996          1997         1998         1998        1999
---------------------------- ----------- ------------ ------------ ------------- ------------ ----------- ------------
Ratio of Earnings to Fixed      1.27        1.16         1.23          1.29         1.38         1.38        1.36
Charges (1)
---------------------------- ----------- ------------ ------------ ------------- ------------ ----------- ------------
Ratio of Earnings to Fixed      1.27        1.16         1.22          1.29         1.37         1.37        1.35
Charges and Preferred
Stock Dividends (1)
---------------------------- ----------- ------------ ------------ ------------- ------------ ----------- ------------



         (1) For purposes of computing these ratios, earnings represent income before income tax expense plus fixed charges less preferred stock dividends. Fixed charges represent interest expense plus the estimated interest component of net rental expense.

                             SECURITIES WE MAY OFFER

TYPES OF SECURITIES

         The types of securities that we may offer and sell from time to time by this prospectus are:

         -        debt securities, which we may issue in one or more series;

         -        preferred stock, which we may issue in one or more series;

         -        common stock;

         - warrants entitling the holders to purchase common stock, preferred stock or debt securities;

         - warrants or other rights relating to foreign currency exchange rates; or

         - warrants for the purchase or sale of debt securities of, or guaranteed by, the United States government or its agencies, units of a stock index or a stock basket or a commodity or a unit of a commodity index.

         The aggregate initial offering price of all securities we sell will not exceed $600,000,000. We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or directly to purchasers.

ADDITIONAL INFORMATION

         We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future. Each prospectus supplement will include the following information:

         -        the type and amount of securities that we propose to sell;

         -        the initial public offering price of the securities;

         - the names of the underwriters or agents, if any, through or to which we will sell the securities;

         -        the compensation, if any, of those underwriters or agents;

         - information about securities exchanges or automated quotation systems on which the securities will be listed or traded;

         - any material United States federal income tax considerations that apply to the securities; and

         - any other material information about the offering and sale of the securities.

                         DESCRIPTION OF DEBT SECURITIES

         This section discusses debt securities we may offer under this prospectus.

         We may issue debt securities under one or more indentures, entered into between us and Deutsche Bank, New York, New York, as trustee, or another trustee we choose that is qualified to act as trustee under the Trust Indenture Act of 1939. The indentures will be governed by the Trust Indenture Act.

         The following is a summary of the indentures. It does not restate the indentures entirely. We urge you to read the indentures. We are filing the indentures as exhibits to the registration statement of which this prospectus is a part, and you may inspect them at the office of the trustee, or as described under the heading "Where You Can Find More Information." References below to an "indenture" are references to the applicable indenture under which we issue a particular series of debt securities.

TERMS OF THE DEBT SECURITIES

         Our debt securities will be unsecured obligations of SLM Holding Corporation. We may issue them in one or more series. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. We will provide a prospectus supplement for each series of debt securities that will describe:

         - the title of the debt securities and whether the debt securities are senior or subordinated debt securities;

         - the aggregate principal amount of the debt securities and any limit upon the aggregate principal amount or aggregate initial public offering price of the series of debt securities;

         - the price or prices (which may be expressed as a percentage of the aggregate principal amount) at which the debt securities will be issued;

         - the date or dates on which principal and premium, if any, of the debt securities will be payable and the amount of principal that will be payable;

         - the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, and the date or dates from which interest will accrue, the date or dates on which interest will be payable and the record date for the interest payable on any payment date;

         - the currency or currencies in which principal, premium, if any, and interest, if any, will be payable;

         - the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable, and where debt securities that are in registered form can be presented for registration of transfer, conversion or exchange;

         - the extent to which any of the debt securities will be issuable in temporary or permanent global form, the depositary for any global security, the terms and conditions (if any) upon which a global security may be exchanged in whole or in part for definitive securities and the manner in which any interest payable on a temporary or permanent global debt security will be paid;

         - if other than $1,000 and integral multiples of $1,000 for registered securities and $5,000 and integral multiples of $5,000 for bearer securities, the denomination or denominations in which we will issue the debt securities;

         - whether any of the debt securities are to be issuable as registered securities, bearer securities or both, whether debt securities are to be issuable with or without coupons or both and, if issuable as bearer securities, the date as of which the bearer securities will be dated (if other than the date of original issuance of the first debt security of that series of like tenor and term to be issued);

         - whether, and under what conditions, we will pay any additional amounts with respect to the debt securities

         - whether and how we can designate any of our subsidiaries a "restricted" or "unrestricted" subsidiary;

         - any material covenants to which the debt securities will be subject;

         - our rights, if any, to exchange or convert the debt securities with or into common or preferred stock.

         - any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

         - the right, if any, of holders of debt securities to convert them into our common stock or other securities, including any provisions intended to prevent dilution of conversion rights;

         - any provisions requiring or permitting us to make payments to a sinking fund to be used to redeem debt securities or a purchase fund to be used to purchase debt securities;

         - the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount, the percentage of the principal amount of the debt securities that is payable if maturity of the debt securities is accelerated because of a default;

         - the terms, if any, upon which debt securities are subordinate to our other indebtedness;

         - any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default, covenants or other provisions set forth in the indenture; and

         - any other material terms of the debt securities that are different than the terms set forth in this prospectus, or the extent, if any, to which the terms set forth in this prospectus do not apply to the debt securities being offered.

EVENTS OF DEFAULT AND REMEDIES

         An event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture as being:

         - default in payment of the principal of or premium, if any, on any of the debt securities of that series when due;

         - default for 30 days in payment of any installment of interest on any debt security of that series beyond any applicable grace period;

         - default for 60 days after notice in the observance or performance of any other covenants in the indenture or applicable supplemental indenture relating to that series;

         -        our bankruptcy, insolvency or reorganization; and

         - any other event of default provided with respect to debt securities of any series.

         The indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal, premium, if any, or interest, if any, with respect to a series of debt securities, if the trustee considers it in the interest of the holders of that series of debt securities to do so.

         The indenture will provide that if any event of default (other than our bankruptcy, insolvency or reorganization) has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of all series of debt securities then outstanding affected by any such event of default, voting together as a single class, may declare the principal of all the debt securities of those series to be due and payable immediately. If our bankruptcy, insolvency or reorganization causes an event of default, the principal amount of all series of debt securities that are affected by the event of default will be immediately due and payable without any declaration or action by the trustee or the holders. The holders of a majority in principal amount of the debt securities of all series then outstanding that are affected by an event of default, acting as a single class, by written notice to the trustee and to us, may waive any event of default, other than any event of default in payment of principal or interest. Holders of a majority in principal amount of then-outstanding debt securities of any series affected by an event of default that were entitled to declare the event of default may rescind an acceleration and its consequences, except an acceleration due to nonpayment of principal or interest, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to those series have been cured or waived.

         The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to that series, subject to limitations specified in the indenture.

DEFEASANCE

         The indenture will permit us to terminate all of our obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest or premium (if any) on and the principal of the debt securities of that series, at any time, by:

         - depositing in trust with the trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest or premium, if any, on the debt securities of that series to their maturity; and

         - complying with other conditions, including delivery to the trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of this right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

         In addition, the indenture will permit us to terminate all of our obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest or premium (if any) on and the principal of the debt securities of that series, at any time, by:

         - depositing in trust with the trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest or premium, if any, on the debt securities of that series to their maturity; and

         - complying with other conditions, including delivery to the trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of this right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion is based upon a change in the applicable federal tax law since the date of the indenture.

REGISTRATION AND TRANSFER

         Unless we indicate otherwise in the applicable prospectus supplement, we will issue debt securities only as registered securities without coupons. Debt securities that we issue as bearer securities will have interest coupons attached, unless we indicate otherwise in the applicable prospectus supplement.

         With respect to registered securities, we will keep or cause to be kept a register in which we will provide for the registration of registered securities and the registration of transfers of registered securities. We will appoint a "security registrar," and we may appoint any "co-security registrar," to keep the security register.

         Upon surrender for registration of transfer of any registered security of any series at our office or agency maintained for that purpose in a place of payment for that series, we will execute one or more new registered securities of that series in any authorized denominations, with the same aggregate principal amount and terms. At the option of the holder, a holder may exchange registered securities of any series for other registered securities of that series, or bearer securities (along with all necessary related coupons) of any series for registered securities of the same series. Registered securities will not be exchangeable for bearer securities in any event.

         We will agree in the indenture that we will maintain in each place of payment for any series of debt securities an office or agency where:

         - any debt securities of each series may be presented or surrendered for payment;

         - any registered securities of that series may be surrendered for registration of transfer;

         - debt securities of that series may be surrendered for exchange or conversion; and

         - notices and demands to or upon us in respect of the debt securities of that series and the indenture may be served.

         Unless we state otherwise in the applicable prospectus supplement, we will not charge holders for any registration of transfer or exchange of debt securities. We may require holders to pay for any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges expressly provided in the indenture to be made at our own expense or without expense or without charge to the holders.

GLOBAL SECURITIES

         We may issue debt securities of a series, in whole or in part, in the form of one or more global securities, registered in the name of Cede & Co., the nominee of The Depository Trust Company, New York, New York, unless the prospectus supplement describes another depositary or states that no global securities will be issued. Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole by:

         -        DTC to its nominee;

         - DTC's nominee to the depositary or another nominee of the depositary; or

         - DTC or any nominee to a successor depositary or any nominee of that successor.

         Upon the issuance of a global security, DTC will credit, on its book-entry registration and transfer system, the principal amount of the securities represented by the global security to accounts of institutions that have accounts with DTC. Institutions that have accounts with DTC are referred to as "participants." The accounts to be credited will be designated by the agents, or by us if we sell the securities directly. Owners of beneficial interests in a global security that are not participants or persons that may hold through participants but desire to purchase, sell or otherwise transfer ownership of the securities by book-entry on the records of DTC may do so only through participants and persons that may hold through participants. Because DTC can only act on behalf of participants and persons that may hold through participants, the ability of an owner of a beneficial interest in a global security to pledge securities to persons or entities that do not participate in the book-entry and transfer system of DTC, or otherwise take actions in respect of the securities, may be limited. In addition, the laws of some states require that some purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair a purchaser's ability to transfer beneficial interests in a global security.

         So long as DTC, or its nominee, is the registered owner of a global security, DTC or its nominee will be considered the sole owner or holder of the securities represented by the global security for all purposes under the indenture. Generally, owners of beneficial interest in a global security will not be entitled to have securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture.

         Principal and interest payments on securities registered in the name of DTC or its nominee will be made to DTC or its nominee as the registered owner of a global security. Neither we, the trustee, any paying agent nor the security registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

         We expect that DTC, upon receipt of any payment of principal or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of a global security as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in "street name," and will be the responsibility of such participants. Owners of beneficial interests in a global security that hold through DTC under a book-entry format (as opposed to holding certificates directly) may experience some delay in the receipt of interest payments since DTC will forward payments to its participants, which in turn will forward them to persons that hold through participants.

         If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us or DTC within ninety days, we will issue securities in definitive registered form in exchange for a global security. In addition, either we or DTC may at any time, in our sole discretion, determine not to have the securities represented by a global security and, in that event, we will issue securities in definitive registered form in exchange for the global security. In either instance, an owner of a beneficial interest in a global security will be entitled to have securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of the securities in definitive form.

         DTC has advised us as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC. Access to DTC's book-entry system is also available to others, including banks, brokers, dealers and trust companies, that clear through or maintain a custodian relationship with a participant, whether directly or indirectly.

     DTC has also advised us that DTC management is aware that some computer applications, systems and the like for processing data that depend on calendar dates, including dates before, on and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its computer systems, as they relate to the timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames. However, DTC's ability to perform properly its services also depends upon other parties, including but not limited to issuers, issuer's agents, third-party vendors from whom DTC licenses software and hardware and third-party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants and other members of the financial community that it is contacting, and will continue to contact, third-party vendors from whom DTC acquires services to impress upon them the importance of such services being Year 2000 compliant; and to determine the extent of their efforts for Year 2000 remediation, and, as appropriate, testing, of their services. In addition, DTC is in the process of developing contingency plans it deems appropriate.

     DTC has advised us that the above information with respect to DTC's Year 2000 efforts has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

PAYMENT AND PAYING AGENTS

         Unless we indicate otherwise in a prospectus supplement:

         - we will maintain an office or agency in each place of payment for any series of debt securities where debt securities of that series may be presented or surrendered for payment; we may also from time to time designate one or more other offices or agencies where debt securities of one or more series may be presented or surrendered for payment and may appoint one or more paying agents for the payment of debt securities, in one or more other cities, and may from time to time rescind these designations and appointments;

         - at our option, we may pay any interest by check mailed to the address of the person entitled to payment as that address appears in the applicable security register kept by us;

         - we will pay any installment of interest on registered securities to the person in whose name the debt security is registered at the close of business on the regular record date for that payment; and

         - we will pay principal of, premium, if any, and any interest on bearer securities, subject to any applicable laws and regulations, at the offices of the paying agents outside the United States that we designate from time to time or, at the option of the holder, by check mailed to an address outside the United States or by transfer to an account maintained by the payee with a bank located outside the United States.

         The holder of any coupon relating to a bearer security will be entitled to receive the interest payable on that coupon upon presentation and surrender of the coupon on or after the interest payment date of the coupon as specified above. We will not make payment with respect to any bearer security at any of our offices or agencies in the United States, by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

AMENDMENT, SUPPLEMENT AND WAIVER

         Without the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities to:

         -        cure any ambiguity, defect or inconsistency;

         - create a series and establish its terms as permitted under the indenture;

         - provide for uncertificated debt securities in addition to or in place of certificated debt securities;

         - add to, change or eliminate the provisions of the indenture if the addition, change or elimination becomes effective only when there is no debt security outstanding of a series created prior to the execution of the supplemental indenture that is adversely affected, or the addition, change or elimination does not apply to any outstanding debt securities; or

         - make any change that does not materially adversely affect the rights of any holder.

         With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a particular series with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of that series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of all affected series then outstanding, acting as a single class, may waive any existing default under, or compliance with, any provision of the indenture relating to the affected series of debt securities, other than any event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a tender offer or exchange offer for debt securities.

         Without the consent of each holder affected, we and the trustee may not:

         - reduce the amount of debt securities of a series whose holders must consent to an amendment, supplement or waiver;

         -        reduce the rate of or change the time for payment of interest;

         - reduce the principal or premium of or change the fixed maturity of any debt security, or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities;

         - make any debt security payable at a place or in money other than that stated in the debt security;

         -        modify the ranking or priority of the debt securities;

         - change our obligation to pay additional amounts (except as contemplated and permitted by the indenture) on any debt security issued pursuant to the indenture;

         - impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of the payment (or, in the case of redemption or repayment, on or after the redemption date or repayment date);

         - reduce the indenture's requirements for a quorum at a meeting of holders;

         - change our obligation to maintain an office or agency in the places and for the purposes specified in the indenture; or

         - waive a continuing default in the payment of principal of or interest on the debt securities.

         The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any consent otherwise required from a holder, may be subject to the requirement that the holder is the holder of record of any debt securities with respect to which consent is required or sought as of a date identified by the trustee in a notice furnished to holders in accordance with the indenture.

CONCERNING THE TRUSTEE

         Deutsche Bank, the trustee, provides and may continue to provide various services to us in the ordinary course of its business. The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; but if it acquires any conflicting interest, it must eliminate the conflict or resign.

         The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of its own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, unless it receives indemnity satisfactory to it against any loss, liability or expense.

GOVERNING LAW

         The laws of the State of New York will govern the indenture and the debt securities.

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock is 250,000,000 shares of common stock, $.20 par value, and 20,000,000 shares of preferred stock, no par value. As of June 30, 1999, 160,907,908 shares of our common stock and no shares of our preferred stock were outstanding.

COMMON STOCK

         We are registering shares of our common stock primarily to preserve our flexibility to deliver or sell shares of our common stock in connection with the settlement of privately negotiated equity forward purchase contracts. We may also issue common stock upon conversion, exercise or exchange of any debt securities, preferred stock or warrants.

         Our common stock is described in our registration statement on Form 8-A, which we filed with the SEC on August 7, 1997, as amended by our Form 8-A/A, which we filed with the SEC on July 27, 1999. These documents are incorporated by reference into this prospectus.

         We will distribute a prospectus supplement with regard to each issue of common stock. Each prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement and any general terms outlined in our Form 8-A, as amended, that will not apply to that common stock.

PREFERRED STOCK

         We may issue preferred stock in one or more series with any rights and preferences that may be authorized by our board of directors. We will distribute a prospectus supplement with regard to each particular series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

         -        the title of the series of preferred stock;

         - any limit upon the number of shares of the series of preferred stock that may be issued;

         - the preference, if any, to which holders of the series of preferred stock will be entitled upon our liquidation;

         - the date or dates, if any, on which we will be required or permitted to redeem the preferred stock;

         - the terms, if any, on which we or holders of the preferred stock will have the option to cause the preferred stock to be redeemed or purchased;

         - the voting rights, if any, of the holders of the preferred stock;

         - the dividends, if any, that will be payable with regard to the series of preferred stock, which may be fixed dividends or participating dividends, and may be cumulative or non-cumulative;

         - the right, if any, of holders of the preferred stock to convert it into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

         - any provisions by which we will be required or permitted to make payments to a sinking fund to be used to redeem preferred stock, or a purchase fund to be used to purchase preferred stock; and

         -        any other material terms of the preferred stock.

         Any or all of these rights may be greater than the rights of the holders of common stock.

         Our board of directors, without shareholder approval, may issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of our common stock. The terms of the preferred stock that might be issued could conceivably prohibit us from:

         -        consummating a merger;

         -        reorganizing;

         -        selling substantially all of our assets;

         -        liquidating; or

         - engaging in other extraordinary corporate transactions without shareholder approval.

         Preferred stock could therefore be issued with terms calculated to delay, defer or prevent a change in our control or to make it more difficult to remove our management. Our issuance of preferred stock may have the effect of decreasing the market price of the common stock.

                             DESCRIPTION OF WARRANTS

         We may issue:

         - warrants for the purchase of debt securities, preferred stock, common stock or units of two or more of these types of securities;

         - currency warrants, which are warrants or other rights relating to foreign currency exchange rates; or

         - index warrants, which are warrants for the purchase or sale of debt securities of, or guaranteed by, the United States government or its agencies, units of a stock index or a stock basket or a commodity or a unit of a commodity index.

Warrants may be issued independently or together with debt securities, preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

         We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

         - in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants, and the price at which you may purchase the debt securities upon exercise;

         - in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants, and the price at which you may purchase shares of preferred stock of that series upon exercise;

         - in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase shares of common stock upon exercise;

         - in the case of currency warrants, the designation, aggregate principal amount, whether the currency warrants are put or call currency warrants or both, the formula for determining any cash settlement value, exercise procedures and conditions, the date on which your right to exercise the currency warrants commences and the date on which your right expires, and any other terms of the currency warrants;

         - in the case of index warrants, the designation, aggregate principal amount, the procedures and conditions relating to the exercise of the index warrants, the date on which your right to exercise the index warrants commences and the date on which your right expires, the national securities exchange on which the index warrants will be listed, if any, and any other material terms of the index warrants;

         - in the case of warrants to purchase units of two or more securities, the type, number and terms of the units purchasable upon exercise of the warrants and the price at which you may purchase units upon exercise;

         -        the period during which you may exercise the warrants;

         - any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

         - the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

         -        any other material terms of the warrants.

         Unless we provide otherwise in the applicable prospectus supplement, warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only, and will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the applicable prospectus supplement.

         Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:

         - in the case of warrants for the purchase of debt securities, the right to receive payments of principal of or any premium or interest on the debt securities purchasable upon exercise, or to enforce covenants in the applicable indenture; or

         - in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

                              PLAN OF DISTRIBUTION

         We may sell any of the securities being offered by this prospectus separately or together:

         -        through agents;

         -        to or through underwriters;

         -        through dealers;

         - through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         -        in exchange for our outstanding indebtedness;

         - directly to purchasers, through a specific bidding, auction or other process; or

         -        through a combination of any of these methods of sale.

         If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will describe the terms of the exchange, the identity of and the terms of sale of the securities offered under this prospectus by the selling security holders.

         The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices that may be changed, at market prices prevailing at the time of sale or prices related to prevailing market prices or at negotiated prices.

         Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an "underwriter" of the securities as that term is defined in the Securities Act.

         If we utilize an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of securities. We will describe any of these activities in the prospectus supplement.

         If a dealer is utilized in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

         We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process, if utilized.

         Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of these liabilities. The prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be our customers, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

         No securities may be sold under this prospectus without delivery (in paper format, in electronic format on the Internet, or both) of the applicable prospectus supplement describing the method and terms of the offering.

                                  LEGAL MATTERS

         Marianne M. Keler, Esq., who is our Senior Vice President and General Counsel, or another of our lawyers, will issue an opinion about the legality of the securities offered by this prospectus. Ms. Keler owns shares of our common stock and holds stock options and stock-based awards under our compensation and management incentive plans. She may receive additional awards under these plans in the future. Certain legal matters will be passed upon for any underwriters or agents by Gibson, Dunn & Crutcher LLP, San Francisco, California. Gibson, Dunn & Crutcher LLP represents us in other legal matters.

                                     EXPERTS

         The financial statements and schedules included in our annual report on Form 10-K for the fiscal year ended December 31, 1998 and incorporated by reference in this prospectus have been audited for the fiscal years ended December 31, 1998 and December 31, 1997 by Arthur Andersen LLP, independent public accountants, as indicated in their reports thereon, and for the fiscal year ended December 31, 1996 by Ernst & Young LLP, independent auditors, as indicated in their report thereon, and are incorporated by reference in this prospectus and registration statement in reliance upon the authority of such firms as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth all expenses payable by us in connection with the offering of the securities being registered, other than discounts and commissions.


         Registration Fee..........................................    $ 166,800

         Printing Expenses.........................................    $ 100,000*

         Legal Fees and Expenses...................................    $  50,000*

         Accounting Fees and Expenses..............................    $  25,000*

         Blue Sky Fees and Expenses................................    $  10,000*

         Trustee, Transfer Agent and Registrar Fees and Expenses...    $  30,000*

         Rating Agency Fees and Expenses...........................    $ 600,000*

         Miscellaneous.............................................    $     500*
                                                                       ---------
              Total................................................    $ 982,300*
                                                                       ---------
                                                                       ---------


*estimated


ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Article XIII of SLM Holding's By-Laws provides for indemnification of the officers and directors of SLM Holding to the fullest extent permitted by applicable law. Section 145 of the Delaware General Corporation Law provides, in relevant part, that a corporation organized under the laws of Delaware shall have the power, and in certain cases the obligation, to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding because such person is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, against all costs actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, he had no reason to believe his conduct was unlawful. Similar indemnity is permitted to be provided to such persons in connection with an action or suit by or in right of the corporation, provided such person acted in good faith and in a manner he believed to be in or not opposed to the best interests of the corporation, and provided further (unless a court of competent jurisdiction otherwise determines) that such person shall not have been adjudged liable to the corporation.

         The directors and officers of SLM Holding and its subsidiaries are covered by a policy of insurance under which they are insured, within limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings in which they are parties by reason of being or having been directors or officers.

ITEM 16.  EXHIBITS

    The following exhibits are filed herewith or incorporated by reference:


    EXHIBIT
      NO.                              DESCRIPTION OF DOCUMENT
      ---          -----------------------------------------------------------------------------
      **1.1        Standard Underwriting Provisions (Debt Securities), July 1999
      **1.2        Standard Underwriting Provisions (Preferred Stock), July 1999
      **1.3        Standard Underwriting Provisions (Warrants), July 1999
      **4.1        Form of Indenture

      **4.2        Form of Warrant Agreement
        4.3        Amended and Restated Certificate of Incorporation of SLM Holding Corporation
                   (incorporated by reference to the registrant's registration statement of Form
                   S-1 (File No. 333-21217))
        4.4        Bylaws of SLM Holding Corporation (incorporated by reference to the registrant's registration statement of Form S-1 (File No. 333-21217))
      **5.1        Opinion of Marianne M. Keler, Esq.

      *12.1        Statement of Computation of Ratio of Earnings to Fixed Charges and Preferred
                   Stock Dividends.
      *23.1        Consent of Arthur Andersen LLP
      *23.2        Consent of Ernst & Young LLP
      *24.1        Power of Attorney (included on the signature page hereof)
     **25.1        Statement of Eligibility of Trustee on Form T-1
-------------



    *    Filed herewith.
    **   To be filed pursuant to an amendment.

ITEM 17.  UNDERTAKINGS

    The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (6) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (7) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (8) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, SLM Holding certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, Virginia on the 22nd day of July, 1999.


                                  SLM HOLDING CORPORATION



                                  /s/      EDWARD A. FOX
                                  -------------------------------------------
                                  By:      Edward A. Fox
                                  Its:     Chairman of the Board of Directors

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints each of Marianne M. Keler and Mary F. Eure as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    SIGNATURE                                    TITLE                            DATE
    ---------                                    -----                            ----
    /s/  Edward A. Fox                    Chairman of the Board of             July 22, 1999
    -------------------                   Directors
    Edward A. Fox

    /s/  Albert L. Lord                   Chief Executive Officer              July 22, 1999
    --------------------                  (principal executive officer)
    Albert L. Lord

    /s/  Mark G. Overend                  Chief Financial Officer              July 12, 1999
    ---------------------                 (principal financial and
    Mark G. Overend                       accounting officer)

    /s/  James E. Brandon                 Director                             July 12, 1999
    ---------------------
    James E. Brandon

    /s/  Charles L. Daley                 Director                             July 22, 1999
    ----------------------
    Charles L. Daley

    /s/  William M. Diefenderfer          Director                             July 12, 1999
    ----------------------------
    William M. Diefenderfer

    /s/  Diane S. Gilleland               Director                             July 13, 1999
    -----------------------
    Diane S. Gilleland

    /s/  Ann Torre Grant                  Director                             July 22, 1999
    --------------------
    Ann Torre Grant

    /s/  Ronald F. Hunt                   Director                             July 14, 1999
    -------------------
    Ronald F. Hunt

    /s/  Benjamin J. Lambert, III         Director                             July 12, 1999
    -----------------------------
    Benjamin J. Lambert, III

    /s/  Marie V. McDemmond               Director                             July 17, 1999
    -----------------------
    Marie V. McDemmond

    /s/  Barry A. Munitz                  Director                             July 12, 1999
    --------------------
    Barry A. Munitz

    /s/  A. Alexander Porter              Director                             July 22, 1999
    ------------------------
    A. Alexander Porter



    /s/  Wolfgang Schoellkopf             Director                             July 14, 1999
    -------------------------
    Wolfgang Schoellkopf

    /s/  Steven L. Shapiro                Director                             July 12, 1999
    ----------------------
    Steven L. Shapiro

    /s/  Randolph H. Waterfield           Director                             July 12, 1999
    ---------------------------
    Randolph H. Waterfield
